Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Maryland Dividend Advantage Municipal Fund 2
333-58716
811-10349


The annual meeting of shareholders was held in the offices of Nuveen Investments on November 18, 2008; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment
Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to January 13, 2009 and additionally adjourned to March 17, 2009.

Voting results are as follows:

<c> Common and MuniPreferred
 shares voting
 together as a
class
<c>  MuniPreferred shares voting
 together as a
 class
To approve the elimination of the Funds
fundamental policy relating to investments
 in municipal securities and below
investment grade securities.


   For
                2,001,599
                       267
   Against
                   196,787
                         80
   Abstain
                     95,921
                           5
   Broker Non-Votes
                   643,798
                       789
      Total
                2,938,105
                    1,141



To approve the new fundamental policy
relating to investments in municipal
securities for the Fund.


   For
                2,023,862
                       266
   Against
                   188,432
                         80
   Abstain
                     82,013
                           6
   Broker Non-Votes
                   643,798
                       789
      Total
                2,938,105
                    1,141



Proxy materials are herein incorporated by reference to the SEC filing on October 10, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08-012603.